UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 13, 2020

Uonlive Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26119	87-0629754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530

Las Vegas, Nevada 89135

(Address of principal executive offices)

86-20-28860608

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2020, Edwin Lun, the existing secretary of the Board of Directors resigned. On January 13, 2020, the Board of Directors accepted his resignation. Also on January 13, 2020, (i) Chee Yau Timothy Lam was appointed and consented to act as the new secretary of the Board of Directors and a member of the Board of Directors of the Company, (ii) Kwok Fai Thomas Yip was appointed and consented to act as a member of the Board of Directors of the Company, and (iii) Chi Wai Michael Woo was appointed and consented to act as a member of the Board of Directors of the Company.

LAM, CHEE YAU TIMOTHY

Timothy was admitted as a lawyer in New South Wales, Australia in 2007. He is also admitted and a qualified lawyer in New Zealand and Hong Kong. He is currently a Partner in a Hong Kong law firm and has experience across multiple jurisdictions including USA, Hong Kong, Australia, China, New Zealand, Thailand, Cayman Islands and the BVI. Timothy has worked in both domestic and international firms in Australia and Hong Kong.

Timothy has a Bachelors in Arts (Philosophy), Bachelors in Law, Masters in Law (Corporate and Finance), Masters in Industrial Property, Masters in Applied Law (Commercial Litigation), Masters in Strategic Public Relations, Masters in Buddhist Studies and is currently completing his Masters in Buddhist Counselling.

Timothy has advised and acted for multiple listed companies in Hong Kong and Australia. He has also advised listed company board members on their obligations and has also advised high level corporate and governmental staff as to their duties in their roles.

Timothy is a Member of the Hong Kong Law Society, a Member of the NSW Law Society, an Observer to the Board of Governors of the Children’s Cancer Foundation and a Fellow of the Hong Kong Institute of Directors. He has acted on multiple boards in private companies in Australia and Hong Kong.

YIP, KWOK FAI THOMAS

Thomas has over 40 years’ working experience spanning across numerous industries. He first started in the 1970’s as a Business Co-ordinator for the Taikoo Royal Insurance Co Ltd. He has since worked across various companies at managerial and director levels including sitting on the Board of Directors for various Hong Kong companies and USA listed companies.

Some of the companies that Thomas has worked for include, London & Pacific Insurance Co Ltd (a Subsidiary of Public Bank Malaysia), Gibbs Insurance Consultants (HSBC Insurance Brokers (Asia) Ltd), Willis Hong Kong Ltd, and Uonlive Corporation (UOLI: OTC US).

Thomas obtained his MBA from the European University in 2017 and is a member of the Chinese Institute of Certificated Financial Planners and a Member of the Chinese Institute of Registered Financial Analysts. Thomas is also an executive committee member of the Professional Insurance Brokers Association, the Founder and CEO of Bassac Insurance Broker Co Ltd (a Licensed Broker in Cambodia), a Senior Consultant and Compliance Officer to Right Choice Insurance Broker Co Ltd ( a Licensed Broker in China), an Association Executive Committee Member of the China Grater Bay Area Standards Association Ltd, and a operation officer and licence holder of Tangent Asia Pacific Finance Ltd (a HK Licensed Money Lender).

WOO, CHI WAI MICHAEL

Michael is a consultant and has over 20 years of specialised experience working for international financial institutions and large corporate enterprises. His experience spans across working for various listed companies in multi-jurisdictions including the USA, Singapore, Hong Kong, Australia and China. He has been involved in multiple large-scale deals which include raising over 1 billion dollars’ worth of capital. He has also experience in managing companies at various levels including acting as a director for various company boards.

Some of the companies and projects he has worked and/or been involved in include the Australian listed company Zhongxiang Construction Group (CIH), the Singapore listed company China Road and Bridge Group (CTBR), Hong Kong First Asia Financial Group (HKEX: 1227), China Minmetals Securities (HKEX:1208), and HSBC Financial Group Co., Ltd.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	DIRECTORS RESOLUTIONS, DATED January 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 21, 2020

Uonlive Corporation

/s/ Raymond Fu
By:	Raymond Fu
Title:	Director

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	DIRECTORS RESOLUTIONS, DATED January 13, 2020.